                                                                 EXHIBIT 99.2

                          CERTIFICATE OF DESIGNATION OF

             SERIES A REDEEMABLE VOTING CONVERTIBLE PREFERRED STOCK

                                       OF

                        FOCAL COMMUNICATIONS CORPORATION


PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                   ------------------------------------------

                  I, Robert C. Taylor, Chief Executive Officer of Focal Communications Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), DO HEREBY
CERTIFY:

                  that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, such Board of Directors, at meetings held on August 7, 2001 and October 22, 2001, adopted and ratified the following resolutions, which resolutions remain in full force and effect on the date hereof creating a series of seventy five thousand shares of Preferred Stock having a par value of $0.01 per share, designated as Series A Redeemable Voting Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") out of the class of five million shares of preferred stock of the Corporation having a par value of $0.01 per share:

         RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of the Series A Preferred Stock having the powers, designations, preferences and rights, and qualifications, limitations and restrictions thereof, that are set forth as follows:

                  Section 1. DIVIDENDS.

                  1A. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the laws of the State of Delaware, the Corporation shall pay preferential dividends to the holders of the Series A Redeemable Voting Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred Stock (a "SHARE") shall accrue on a daily basis at the rate of 8% per annum on the sum of the Liquidation Value thereof plus all Accumulated Dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. Notwithstanding anything else to the contrary contained herein, unless otherwise agreed to by the holders of a majority of the Series A Preferred Stock then outstanding, all dividends accruing on or before October 26, 2006 (the "FIFTH ANNIVERSARY") shall not be paid in cash, but shall accrue and become part of the liquidation preference. All dividends that have accrued after the Fifth Anniversary shall accrue and become part of the liquidation preference or, at the election of the Corporation, be paid in cash.

                  1B. DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2001 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated (and shall be referred to herein as "ACCUMULATED DIVIDENDS") and shall remain Accumulated Dividends with respect to such Share until paid to the holder thereof.

                  1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

                  1D. PARTICIPATING DIVIDENDS. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock had all of the outstanding Series A Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  Section 2. LIQUIDATION.

                  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a "LIQUIDATION EVENT"), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount (the "LIQUIDATION PREFERENCE AMOUNT") in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon) and (ii) the aggregate amount that would be paid in connection with such Liquidation

Event with respect to the Common Stock issuable upon conversion of all Shares held by such holder had all of the outstanding Series A Preferred Stock been converted immediately prior to such Liquidation Event, and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such Liquidation Event, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this
Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a Liquidation Event within the meaning of this Section 2.

                  Section 3. REDEMPTIONS.

                  3A. SCHEDULED REDEMPTION. On October 26, 2011 (the "SCHEDULED REDEMPTION DATE"), the Corporation shall redeem all Shares of Series A Preferred Stock at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon (the "SCHEDULED REDEMPTION").

                  3B. OPTIONAL REDEMPTIONS. At any time and from time to time after the Fifth Anniversary, the Corporation may redeem all or any portion of the Shares of Series A Preferred Stock then outstanding. Upon any such redemption pursuant to this paragraph 3B, the Corporation shall pay a price per Share equal to the sum of the Liquidation Value thereof plus all accrued and unpaid dividends thereon.

                  3C. CHANGE OF CONTROL PUT REDEMPTIONS.

                  (i) If a Change of Control has occurred or the Corporation obtains knowledge that a Change of Control is proposed to occur, the Corporation shall give prompt written notice of such Change of Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change of Control, and the Corporation shall give each holder of Series A Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. Any holder of Series A Preferred Stock may require the Corporation to redeem all or any portion of the Series A Preferred Stock owned by such holder by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change of Control (the "EXPIRATION DATE"). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (x) the Expiration Date or (y) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred Stock owned by such holder.

                  Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (A) the occurrence of the Change of Control or (B) five days after the Corporation's receipt of such election(s). If any proposed Change of Control does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred Stock may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

                  (ii) In any redemption pursuant to a Change of Control described in this paragraph 3C, the redemption price for any Share shall be the greater of (a) the product determined by multiplying (x) 101% by (y) the sum of Liquidation Value thereof plus accrued and unpaid dividends thereon or (b) the product determined by multiplying (x) the highest price per share to be paid for any share of Common Stock in such Change of Control by (y) the number of shares of Common Stock into which such Share plus any accrued and unpaid dividends thereon is convertible immediately prior to such Change of Control; PROVIDED that if any Change of Control occurs prior to the Fifth Anniversary, accrued and unpaid dividends shall be calculated for each Share (other than Public Shares) for all purposes (including conversion) as though the Change of Control occurred on the Fifth Anniversary.

                  3D. REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the redemption price specified for the particular redemption event in paragraphs 3A, 3B or 3C, as applicable; PROVIDED THAT, in the case of a redemption pursuant to paragraph 3C above pursuant to which the holders of Shares have elected to receive the consideration payable pursuant to paragraph 3C(ii)(b), the Corporation may, at its option, pay the redemption price for such redemption in the same form of consideration as to be paid to the holders of Common Stock in such Change of Control transaction. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  3E. NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

                  3F. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. Except as otherwise provided herein, the number of Shares to be redeemed from each holder thereof in redemptions by the Corporation under this
Section 3 shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

                  3G. DIVIDENDS AFTER REDEMPTION. No Share shall be entitled to any dividends accruing after the date on which the redemption price of such Share (including all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

                  3H. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  3I. OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred Stock on the basis of the number of Shares owned by each such holder.

                  Section 4. VOTING RIGHTS.

                  4A. ELECTION OF DIRECTORS. In the election of directors of the Corporation, the holders of the Series A Preferred Stock, voting separately as a class to the exclusion of all other classes of the Corporation's capital stock and with each Share of Series A Preferred Stock entitled to one vote, shall be entitled at an annual or special meeting of the shareholders to elect up to two directors to serve as members of the Corporation's board of directors, each until his successor is duly elected by the holders of the Series A Preferred Stock, subject to prior death, resignation, retirement, disqualification, or removal or termination of term of office in accordance with the terms of the Purchase Agreement. The directors so elected shall be in addition to the directors elected by the holders of the Common Stock of the Corporation, and shall in accordance with Section 10 of the Corporation's bylaws increase the maximum number of directors otherwise permitted pursuant to the Corporation's bylaws. Any directors so elected shall not be divided into classes. Said right of election, term of office, filling vacancies and other features of such directorships shall be governed by and are subject to the applicable terms and conditions set forth in the Purchase Agreement. The provisions of paragraph 5M of the Purchase Agreement are hereby incorporated into this Certificate of Designation by this reference as though fully set forth herein. The Corporation shall retain a copy of the Purchase Agreement at its principal executive office.

                  4B. OTHER VOTING RIGHTS. The holders of the Series A Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and, except as otherwise required by applicable law, the holders of the Series A Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together as a single class with (i) the holders of the Common Stock, (ii) the holders of any series of preferred stock entitled to vote with the Common Stock, and (iii) the holders of any note or debenture entitled to vote with the Common Stock, in each case pursuant to the terms of the Certificate of Incorporation or any certificate of designation, with each share of Series A Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote; PROVIDED THAT the affirmative vote of the holders of a majority of the outstanding Series A Preferred Stock, voting as a separate class, will be required to:

                           (i) directly or indirectly declare or pay, or permit any Subsidiary to declare or pay, any dividends or make any distributions upon any of its capital stock or other equity securities, except for dividends payable (x) on the Series A Preferred Stock pursuant to the terms of this Certificate of Designation, (y) solely in shares of Common Stock issued upon the outstanding shares of Common Stock, and (z) by any Subsidiary (1) to the Company or to any of its Wholly Owned Subsidiaries or (2) if such dividends are made on a pro rata basis with respect to all of such Subsidiary's capital stock or equity interests;

                           (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Corporation's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for (x) redemptions or repurchases of the Series A Preferred Stock pursuant to the terms of this Certificate of Designation, (y) repurchases or redemptions of Common Stock from employees of the Corporation and its Subsidiaries upon termination of employment in an amount not exceed $5,000,000 in any consecutive twelve-month period pursuant to arrangements approved by the Corporation's board of directors, and (z) redemptions or repurchases of the capital stock or other equity securities of a Subsidiary (1) that are held by the Company or any of its Wholly Owned Subsidiaries or (2) by such Subsidiary if such redemptions or repurchases are made on a pro rata basis with respect to all of such Subsidiary's capital stock or other equity interests;

                           (iii) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, or take any action that reclassifies any outstanding equity securities into, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features) or (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Class A Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

                           (iv) merge or consolidate with any Person, unless upon consummation of such merger or consolidation, each Share is entitled to receive an amount in cash equal to the Liquidation Preference Amount;

                           (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 25% of the consolidated assets of the Corporation and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Corporation's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business), unless upon consummation of such sale, lease or disposal, each Share is entitled to receive an amount in cash equal to the Liquidation Preference Amount;

                           (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                           (vii) except for the Indentures or the Senior Credit Facility (as in effect on the date hereof) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict
         (a) the right of any Subsidiary to make loans or advances or pay dividends to, transfer property to, or repay any indebtedness owed to, the Corporation or another Subsidiary or (b) the Corporation's right to perform the provisions of this Certificate of Designation or the Corporation's bylaws (including, without limitation, provisions relating to the declaration and payment of divi dends on and the making of redemptions of the Series A Preferred Stock and conversions of the Class A Preferred Stock);

                           (viii) except as expressly contemplated by the Purchase Agreement, make any amendment to the Certificate of Incorporation, this Certificate of Designation or the Corporation's bylaws, or file any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would increase the number of authorized shares of preferred stock or adversely affect or otherwise impair the rights or the relative preferences and priorities of the holders of the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock; or

                           (ix) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by the Purchase Agreement.

The voting rights of any share of Series A Preferred Stock set forth in this
Section 4 shall be terminated on the date that such share has been registered pursuant to an effective registration statement filed with the SEC (the "PUBLIC PREFERRED"); PROVIDED that on and after the date that there is Public Preferred issued and outstanding, the Corporation shall not, without the consent of the holders of a majority of the Public Preferred, directly or indirectly, consolidate with or merge with or into, or sell, lease, convey or transfer all or substantially all of its assets (on a consolidated basis) whether in a single transaction or a series of related transactions to another Person or group of affiliated Persons (other than wholly-owned Subsidiaries), unless (i) either (a) in the case of a merger or consolidation, the Corporation is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes all of the obligations of the Corporation in connection with the Public Preferred; and (ii) no Event of Noncompliance or Potential Event of Noncompliance shall exist immediately before or after giving effect to such transaction.

                  Section 5. CONVERSION.

                  5A. CONVERSION PROCEDURE.

                  (i) At any time and from time to time, any holder of Series A Preferred Stock may convert all or any portion of the Series A Preferred Stock (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by the sum of the Liquidation Value therefor plus all accrued and unpaid dividends thereon and dividing the result by the Conversion Price then in effect.

                  (ii) Except as otherwise provided herein, each conversion of Series A Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the redemption price for such Share (including all accrued and unpaid dividends thereon).

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred Stock is to be made in connection with a Public Offering, a Change of Control or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                  (v) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                           (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                           (b) payment in an amount equal to the amount payable under subparagraph (ix) below with respect to such conversion; and

                           (c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders of such Series A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                  (vii) The Corporation shall not close its books against the transfer of Series A Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes with the timely conversion of Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Stock.

                  (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  5B. CONVERSION PRICE.

                  (i) The initial Conversion Price shall be $0.99108459283. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 5B.

                  (ii) If and whenever the Corporation issues or sells, or in accordance with paragraph 5C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price determined as of the date of such issue or sale or less than the Market Price of one share of Common Stock determined as of such time, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the lesser of:

                  (a) the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed

         Outstanding immediately prior to such issue or sale multiplied by the Market Price determined as of the date of such issuance or sale, plus
         (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Market Price of the Common Stock by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; and

                  (b) the Conversion Price determined by dividing (1) the sum of
         (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed outstanding immediately after such issue or sale.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to issuances of Common Stock (or of securities exchangeable or exercisable for or convertible into Common Stock) (A) to officers, directors, employees, or consultants of the Corporation and its Subsidiaries pursuant to compensation arrangements approved by the Corporation's board of directors, (B) to suppliers, lessors, or lenders of the Corporation and its Subsidiaries issued in the ordinary course of business (or otherwise as approved by the Corporation's board of directors) in connection with (as applicable) their supply arrangements or lease arrangements with, or loans to, the Corporation or any of its Subsidiaries, or (C) upon the conversion of any Convertible Securities (including the Series A Preferred Stock).

                  5C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price determined as of such time or the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such

Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price determined as of such time or the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; PROVIDED THAT if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series A Preferred Stock. For purposes of paragraph 5C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; PROVIDED THAT no such change shall at any time cause the Conversion Price hereunder to be increased.

                  (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; PROVIDED THAT if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series A Preferred Stock. For purposes of paragraph 5C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred Stock shall not cause the conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred Stock.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred Stock. The determination of such appraiser shall be final and binding upon the parties. The determination of such appraiser shall be final and binding upon the parties and the fees and expenses of such appraiser shall be allocated between the Corporation, on the one hand, and the holders of Series A Preferred Stock (pro rata among such holders on the basis of the number of Shares held by each such holder), on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party; PROVIDED that at any time there are more than 10 record holders of Series A Preferred Stock, the Corporation shall pay all such expenses.

                  (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                  (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  5D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corpora tion at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediate ly prior to such combination shall be proportionately increased.

                  5E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquida tion) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that each of the holders of Series A Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding) to insure that the provisions of this Section 5 and Section 6 hereof shall thereafter be applicable to the Series A Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred Stock, if the value so reflected is less than the Conversion Price or Market Price determined as of the date of such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  5F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; PROVIDED THAT no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred Stock.

                  5G. NOTICES.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series A Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (iii) The Corporation shall also give written notice to the holders of Series A Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

                  5H. NO AVOIDANCE. If the Corporation shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 5, the benefits of such provisions shall nevertheless apply and be preserved.

                  Section 6. PURCHASE RIGHTS.

                  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Series A Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  Section 7. EVENTS OF NONCOMPLIANCE.

                  7A. DEFINITION. An Event of Noncompliance shall have occurred if:

                  (i) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                  (ii) the Corporation materially breaches or otherwise materially fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement, and such breach or failure continues for a period of 30 days;

                  (iii) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred Stock pursuant to the Purchase Agreement, or any information contained in writing furnished by the Corporation or any Subsidiary to any holder of Series A Preferred Stock, is false or misleading in any material respect on the date made or furnished; or

                  (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                  (v) a judgment in excess of $10,000,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $10,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $10,000,000 to become due prior to its stated maturity.

                  7B. CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

                  (i) If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Series A Preferred Stock shall increase immediately by an increment of two percentage points. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  (ii) If an Event of Noncompliance other than an Event of Noncompliance of the type described in subparagraph 7A(iv) has occurred and is continuing, the holder or holders of a majority of the Series A Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  (iii) If an Event of Noncompliance of the type described in subparagraph 7A(iv) has occurred, all of the Series A Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred Stock) at a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon. The Corporation shall immediately redeem all Series A Preferred Stock upon the occurrence of such Event of Noncompliance.

                  (iv) If any Event of Noncompliance exists, each holder of Series A Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                  Section 8. REGISTRATION OF TRANSFER.

                  The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange there for representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

                  Section 9. REPLACEMENT.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (PROVIDED THAT if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  Section 10. DEFINITIONS.

                  "CHANGE OF CONTROL" shall be deemed to occur one day after the occurrence of a "Change of Control" as defined in the Senior Credit Agreement (as in effect on October 26, 2001, without regard to subsequent amendment thereof); PROVIDED that for so long as the use of the foregoing definition would cause the issuance or existence of the Preferred Stock to be prohibited under the Indentures or would cause the Preferred Stock to be treated as "Disqualified Stock" under the Indentures, a "CHANGE OF CONTROL" shall be deemed to occur one day after the occurrence of a "Change of Control" under the Indentures (as in effect on October 26, 2001, without regard to subsequent amendment thereof).

                  "COMMON STOCK" means the Corporation's Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 5C(i) and 5C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

                  "CONVERSION STOCK" means shares of the Corporation's Common Stock, par value $0.01 per share; PROVIDED THAT if there is a change such that the securities issuable upon conversion of the Series A Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

                  "CORPORATION" means Focal Communications Corporation, a Delaware corporation.

                  "INDENTURES" means (i) that Indenture, dated as of February 18, 1998 by and between the Corporation and Harris Trust and Savings Bank, as trustee, with respect to the Corporation's 12.125% Senior Discount Notes due 2008, as amended by that certain Supplemental Indenture, dated October 26, 2001 and (ii) that Indenture, dated as of January 12, 2000, by and between the Corporation and Harris Trust and Savings Bank, as trustee, with respect to the Corporation's 11.875% Senior Notes due 2010, as amended by that certain Supplemental Indenture, dated October 26, 2001.

                  "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred Stock; PROVIDED that Junior Securities shall not include any class of preferred stock of the Corporation approved by the Corporation's board of directors after the date of issuance of the first share of Series A Preferred Stock that is senior to the Series A Preferred Stock and the issuance of which has been approved by the holders of Series A Preferred Stock in accordance with Section 4 hereof.

                  "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $1,000.

                  "MARKET PRICE" of any security means the average, over a period of 15 days consisting of the day as of which "Market Price" is being determined and the 14 consecutive trading days prior to such day, of the closing prices of such security's sales on the principal securities exchange on which such security may at the time be listed, or, if there has been no sales on such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq National Market System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be allocated between the Corporation, on the one hand, and the holders of Series A Preferred Stock (pro rata among such holders on the basis of the number of Shares held by each such holder), on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party; PROVIDED that at any time there are more than 10 record holders of Series A Preferred Stock, the Corporation shall pay all such expenses.

                  "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "POTENTIAL EVENT OF NONCOMPLIANCE" means any event or occurrence which with the passage of time or the giving of notice or both would constitute an Event of Noncompliance.

                  "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                  "PUBLIC SHARES" means Shares that have been registered pursuant to an effective registration statement under the Securities Act of 1933, as then in effect.

                  "PURCHASE AGREEMENT" means the Preferred Stock Purchase and Loan Commitment Agreement, dated as of August 9, 2001, by and among the Corporation and certain purchasers, as such agreement has been and may be amended from time to time in accordance with its terms.

                  "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; PROVIDED THAT no such date shall be a Redemption Date unless the Liquidation Value of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

                  "SENIOR CREDIT AGREEMENT" means that certain Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2001, by and among the Corporation, Focal Financial Services, certain Subsidiaries of the Corporation, various lenders, Goldman Sachs Credit Partners L.P., Salomon Smith Barney Inc., Citicorp USA, Inc. and Bank of America, N.A. with respect to $325,000,000 Senior Secured Credit Facilities.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. For purposes of this Certificate of Designation, if the context does not otherwise specify in respect of which Person the term "Subsidiary" is used, the term "Subsidiary" shall refer to a Subsidiary of the Corporation.

                  Section 11. AMENDMENT AND WAIVER.

                  No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken; PROVIDED THAT if any such amendment, modification or waiver would adversely affect any holder of Series A Preferred Stock relative to the holders of Series A Preferred Stock voting in favor of such amendment, modification, or waiver, such amendment, modification or waiver shall also require the written consent of the holders of a majority of the outstanding Series A Preferred Stock held by all holders so adversely affected; PROVIDED FURTHER THAT if any such amendment, modification or waiver is to a provision in this Certificate of Designation that requires a specific vote to take an action thereunder or to take an action with respect to the matters described therein, such amendment, modification or waiver shall not be effective unless such vote is obtained with respect to such amendment, modification or waiver; and PROVIDED FURTHER THAT no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock then outstanding. No other course of dealing between the Corporation and the holder of any Series A Preferred Stock or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holders. For purposes of this Certificate of Designation, Series A Preferred Stock held by the Corporation or any Subsidiaries shall not be deemed to be outstanding.

                  Section 12. NOTICES.

                  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Certificate of Designation shall be in writing and shall be deemed to have been given when delivered personally to the recipient, telecopied to the recipient (with hard copy sent by overnight courier in the manner provided hereunder) if sent prior to 4:00 p.m. New York time on a business day (and otherwise, on the immediately succeeding business day), one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                  IN WITNESS WHEREOF, FOCAL COMMUNICATIONS CORPORATION has caused this Certificate to be signed by its President and attested to by its Secretary, this 25th day of October, 2001.



                                           FOCAL COMMUNICATIONS CORPORATION


                                           By:      /s/ Robert C. Taylor, Jr.
                                                    -------------------------
                                                    Robert C. Taylor, Jr.
                                                    Chief Executive Officer

ATTEST:


By:      /s/ Lewis Shender
         ------------------
         Lewis Shender
         Secretary